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                                                                     EXHIBIT 4.2

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                           NOBLE DRILLING CORPORATION

                                       to

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                    Trustee


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 30, 1997

                                       to

                                   INDENTURE


                          Dated as of October 1, 1993

                                  $125,000,000

                          9 1/4% Senior Notes Due 2003


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                          FIRST SUPPLEMENTAL INDENTURE (the "Supplemental
                 Indenture"), dated as of May 30, 1997, between NOBLE DRILLING CORPORATION, a Delaware corporation (the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee (the "Trustee"), under an Indenture dated as of October 1, 1993 (the "Indenture").


                                 WITNESSETH:

         WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture in accordance with its terms have been done;

         WHEREAS, all capitalized terms used in this Supplemental Indenture which are defined in the Indenture, either directly or by reference therein, have the meanings ascribed to them therein, except to the extent such terms are defined in this Supplemental Indenture or the context clearly requires otherwise;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1.1. Amendment of SECTION 5.01. SECTION 5.01 of the Indenture is amended by deleting subsections (5) and (6) thereof and by deleting as "Events of Default" thereunder any default in the performance or breach of any of the provisions of the Indenture deleted by Section 1.2 of this Supplemental Indenture.

         Section 1.2.  Deletion of Certain Sections.  SECTION 8.01, SECTIONS
10.07 through and including 10.11, SECTIONS 10.14 and 10.15, SECTIONS 10.17 and
10.18 and SECTIONS 12.01 through and including 12.03 of the Indenture are deleted in their entirety.

         Section 2. Effectiveness of Supplemental Indenture. Pursuant to an Offer to Purchase and Consent Solicitation Statement dated May 14, 1997 (the "Offer to Purchase"), the Company has offered (the "Offer") to purchase for cash all $84,445,000 principal amount of the Outstanding Notes at a purchase price determined in the manner described therein. The Company shall pay to the Trustee for the account of each Holder ("Eligible Payment Recipient") who has tendered and not duly withdrawn its Notes in the Offer as of June 12, 1997, unless extended (such time and date, as the same may be extended, the "Expiration Date"), an amount equal to the Total Purchase Price or the Purchase Price (each as defined in the Offer to Purchase), as the case may be, plus accrued but unpaid interest to (but excluding) the Payment Date (as defined in the next sentence) (the "Tender Payments"). Notes purchased pursuant to the Offer will be paid for in immediately available funds on the third Business Day after the Expiration Date (or as soon as practicable thereafter) (the "Payment Date"), and the Trustee shall pay the aggregate Tender Payments to the Eligible Payment Recipients in accordance with their respective interests. The provisions of this Supplemental Indenture will not become operative until validly tendered Notes are accepted for payment by the Company. If the Offer is terminated or withdrawn, or the Notes not purchased pursuant to the Offer, the Supplemental Indenture will never become operative.

         Section 3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 4. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.





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         Section 5.  Severability Clause.  In case any provision in this
Supplemental Indenture shall be invalid, illegal or unenforceable, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 6. Ratification. Except as expressly amended by this Supplemental Indenture, each provision of the Indenture shall remain in full force and effect, and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

                                    *  *  *

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                        "COMPANY"

                                        NOBLE DRILLING CORPORATION
[SEAL]

Attest:                                 By: /s/ BYRON L. WELLIVER
                                            -----------------------------------
                                            Byron L. Welliver
                                            Senior Vice President - Finance
                                            and Treasurer
/s/ JULIE J. ROBERTSON
--------------------------------
Julie J. Robertson
Secretary

                                        "TRUSTEE"

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Trustee

                                        By: /s/ BRUCE C. BOYD
                                            -----------------------------------
                                            Name:  Bruce C. Boyd
                                            Title: Vice President




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STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Byron L. Welliver and Julie J. Robertson, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NOBLE DRILLING CORPORATION, a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of May, 1997.

                                     /s/ SYLVANA M. BROWNE
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

My commission expires:               Sylvana M. Browne
                                     -------------------------------------------
                                     Printed Name of Notary Public
July 29, 1997
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STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Bruce C. Boyd known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee, a national banking association, and that they executed the same as the act of said national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of May, 1997.


                                     /s/ LEAN E. FOSHEE
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

My commission expires:               Lean E. Foshee
                                     -------------------------------------------
                                     Printed Name of Notary Public
4/20/98
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